                                                                       EXHIBIT 2

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (THE "AGREEMENT") DATED AS OF SEPTEMBER 2, 2000 BY AND BETWEEN ROBERT BUCK SANDERSON AND HUGH VIRDEN SANDERSON, NOT INDIVIDUALLY BUT SOLELY AS CO-EXECUTORS, OF THE ESTATE OF DEWEY R. SANDERSON, JR. DECEASED (THE "PLEDGOR"), AND UNION PLANTERS BANK, NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION (THE "LENDER");

                                WITNESSETH THAT:

         WHEREAS, the Pledgor and the Lender, have entered into a Credit Agreement dated as of September __, 2000 (such Credit Agreement as the same may be amended, modified or restated from time to time being hereinafter referred to as the "Credit Agreement"), pursuant to which such Lender has agreed, subject to certain terms and conditions, to extend a term credit facility to the Pledgor

         NOW, THEREFORE, in order to induce Lender to make loans and advances to Pledgor pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. PLEDGE.

         Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Lender, and grants Lender, a security interest in,

                  (a) the securities described in Schedule A,

                  (b) all securities, rights and other property described in
         Section 2(b)(2),

                  (c) each certificate or other instrument representing any of the foregoing,

                  (d) all privileges and preferences appertaining or incidental to any or all of the foregoing,

                  (e) all monies of every kind and nature payable in respect of any or all of the foregoing, and

                  (f) the proceeds of the foregoing,

(collectively, the "Collateral"), in order to secure all indebtedness, obligations and liabilities, whether now existing or hereafter arising, absolute or contingent, of Pledgor to the Lender hereunder and under the Credit Agreement (the "Obligations").

         Pledgor may, from time to time, cause additional securities to be included as part of the Collateral by delivering to Lender a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule B (a "Pledge Amendment"), in respect of the additional securities which are to be pledged. Pledgor hereby authorizes Lender to attach each such Pledge Amendment to this Agreement and agrees that all securities listed on any Pledge Amendment delivered to Lender shall for all purposes hereunder be considered Collateral.

SECTION 2. POWER OF ATTORNEY; REGISTRATION; INCOME AND VOTING RIGHTS.

         (a) Pledgor hereby irrevocably appoints Lender Pledgor's attorney, coupled with an interest, with full power of substitution,

                  (1) for purposes not inconsistent with this Agreement, to arrange for the transfer of the Collateral or any part thereof into the name of Lender or into the name of Lender's nominee, if, at any time, Lender shall, in its sole discretion, deem such a transfer to be desirable, and

                  (2) for the purpose of taking any action and executing any instrument, in the name of Pledgor or otherwise, which Lender may at any time deem necessary or appropriate in order to (i) perfect its security interest in the Collateral or any part thereof, and/or (ii) foreclosure of said security interest or otherwise exercise its rights under this Agreement and in and to the Collateral.

         (b) As long as no Default, as hereinafter defined, and no event which with the giving of notice or the lapse of time or both would constitute such a Default, shall have occurred and be continuing:

                  (1) Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement.

                  (2) Pledgor shall, unless otherwise prohibited, be entitled to receive and retain any and all dividends and interest on the Collateral, but, except as otherwise provided in the Credit Agreement, any and all other cash and other property received in payment of the principal of or in redemption of or in exchange for any of the Collateral (either at maturity or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by Pledgor, shall be held in trust for the benefit of Lender and shall forthwith be delivered to Lender or its designated nominee (accompanied by proper instruments of assignment and/or stock or bond powers executed by Pledgor in accordance with Lender's instructions) to be held subject to the terms of this Agreement.

                  (3) Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all of such proxies, powers of attorney, interest coupons and other papers as Pledgor may request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to (1) above and/or to receive the interest which Pledgor is authorized to receive and retain pursuant to (2) above.

         (c) Upon the occurrence and during the continuance of a Default hereunder, or any event which with the giving of notice or the lapse of time, or both, would constitute such a Default, all rights of Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to (b)(1) hereof and/or to receive the dividends and interest which Pledgor is authorized to receive and retain pursuant to (b)(2) hereof shall cease, and all such rights shall thereupon become vested in Lender; provided, however, that Lender, as the sole further condition to the vesting pursuant to this (c) of such voting and/or consensual rights and powers of Lender, shall notify Pledgor in writing that Lender elects to exercise such rights and powers, and Lender shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain the dividends and interest which Pledgor would otherwise be authorized to retain pursuant to (b)(2) hereof.

         (d) Any and all money and other property paid over to or received by Lender pursuant to the provisions of (c) above shall be retained by Lender as additional Collateral under, and be applied in accordance with, the provisions of this Agreement and the Credit Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

         Pledgor represents and warrants that:

                  (a) All stock constituting Collateral is duly authorized, validly issued and outstanding, and non-assessable, and Pledgor will warrant and defend Pledgor's title thereto and sole beneficial ownership thereof against all persons claiming any interest therein except Lender or any person claiming through Lender.

                  (b) Except for restrictions imposed by this Agreement and restrictions on public offerings and sales of securities imposed by applicable securities laws of the United States of America, or any state thereof, there are not and will not be any restrictions upon the sale or other disposition of any of the Collateral.

                  (c) None of the Collateral was acquired pursuant to an investment letter or in any other fashion which would restrict free salability or require registration under applicable securities laws of the United States of America, or any state thereof, as a condition for sale of any of the Collateral, other than restrictions that result from Pledgor's status as an "affiliate" of Sanderson Farms, Inc., as such term is defined in Securities and Exchange Commission Rule 144.

                  (d) Except as contemplated by (b) above, Pledgor now has and will have, without obtaining the consent of any governmental authority, stock exchange or any other person except Lender, the right to pledge, to grant a security interest in and otherwise to transfer and to dispose of the Collateral free of any liens, security interests or other encumbrances, and free of any rights or equities in favor of any other persons, except those created by this Agreement.

                  (e) This Agreement is Pledgor's valid and legally binding agreement enforceable in accordance with its terms.

SECTION 4. DEFAULTS, ETC. AND REMEDIES.

         (a) Any of the following shall constitute a "Default" under this
Agreement: (a) if any representation or warranty made by Pledgor in this Agreement or in any instrument, document or certificate furnished hereunder or in connection herewith shall prove to have been incorrect in any material respect at the time it was made, (b) if Pledgor fails to observe or perform any of Pledgor's covenants, agreements, obligations and undertakings contained in this Agreement, provided that if, in Lender's opinion, the failure is capable of being remedied, such failure will not be considered a Default under this Agreement for a period of 30 days after the date on which Lender gives written notice of the failure to Pledgor, or (c) if an "Event of Default" occurs under the Credit Agreement.

         (b) Upon the occurrence of any Default, Lender shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured creditor under the Uniform Commercial Code as adopted in the State of Mississippi (the "Code") (regardless of whether the Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the Code applies to the affected Collateral), and further Lender may, without demand and without advertisement, notice, hearing or process of law, all of which Pledgor hereby waives, at any time or times, sell and deliver (subject to compliance with applicable securities laws) any or all Collateral held by or for it at public or private sale, at any securities exchange or broker's board or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, in its sole discretion. In the exercise of any such remedies, Lender may sell all the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Obligations. Lender is authorized at any sale or other disposition of the Collateral, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Collateral. In addition to all other sums due Lender hereunder, Pledgor shall pay Lender all costs and expenses incurred by Lender, including attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Obligations or in the prosecution or defense of any action or proceeding by or against Lender or Pledgor concerning any matter arising out of or connected with this Agreement or the Collateral or the Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to Pledgor in accordance with Section 10(c) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided however, no notification need be given to Pledgor if Pledgor has signed, after a Default has occurred, a statement renouncing any right to notification of sale or other intended disposition. Lender shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Lender or a Lender may be the purchaser at any such sale or other disposition of the Collateral or any part thereof. Pledgor hereby waives all of its rights of redemption from any sale or other disposition of the Collateral or any part thereof. Subject to the provisions of applicable law, Lender may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or Lender may further postpone such sale by announcement made at such time and place.

         (c) The powers conferred upon the Lender hereunder are solely to protect its interest in the Collateral and shall not impose on it any duty to exercise such powers. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Lender accords its own property, consisting of similar type securities, it being understood, however, that the Lender shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the Collateral against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Pledgor in any way related to the Collateral, and the Lender shall have no duty or obligation to discharge any such duty or obligation.

         (d) Failure by the Lender to exercise any right, remedy or option under this Agreement or any other agreement between the Pledgor and the Lender or provided by law, or delay by the Lender in exercising the same, shall not operate as a waiver; and no waiver by the Lender shall be effective unless it is in writing and then only to the extent specifically stated. Neither the Lender nor any party acting as attorney for the Lender shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Lender under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Lender may have. For purposes of this Agreement, a Default shall be construed as continuing after its occurrence until the same is waived in writing by the Lender.

SECTION 5. APPLICATION OF PROCEEDS OF SALE, ETC.

         Upon any exercise of remedies following a Default pursuant to Section 4, the proceeds of any sale or other disposition of, or any collection of or realization on, any of the Collateral, and any cash held by Lender as part of the Collateral hereunder, shall be applied by Lender from time to time to pay:

                  first: all costs, fees and expenses paid by Lender or which Lender has agreed to pay (including all amounts paid by Lender for the account of Pledgor or to Lender's brokers, outside counsel and consultants) in connection with the exercise, protection or enforcement of Lender's rights and remedies under this Agreement and in and to the Collateral, including any and all taxes, assessments, charges and encumbrances of every kind affecting the Collateral prior to the security interest created by this Agreement which Lender may consider necessary or desirable to pay;

                  second: to the payment of the Obligations due the Lender under the Credit Agreement; and

                  third: the excess, if any, shall be paid to Pledgor or to whomever is then legally entitled to receive the same.

SECTION 6. DUTY OF PLEDGEE; EXERCISE OF RIGHTS AND REMEDIES.

         Lender shall have no duty as to the protection of any of the Collateral or any income with respect thereto, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining to any of the Collateral beyond reasonable care in its custody. Upon Default, Lender may exercise its rights and remedies with respect to any of the Collateral without resort or regard to other security or sources of payment for the Pledgor's obligations.

SECTION 7. TERMS SUBJECT TO APPLICABLE LAW.

         All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable laws, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or entitled to be recorded, registered or filed under any applicable law. If any term of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of any other terms of this Agreement or any other applications of such term shall in no way be affected thereby.

SECTION 8. RELEASE OF COLLATERAL.

         On payment in full of all Obligations of Pledgor hereunder and all Obligations of Pledgor under the Credit Agreement, Lender shall promptly release its security interest in the Collateral. In addition, any Collateral distributed by the Pledgor pursuant to, and in compliance with, Section 7.9 of the Credit Agreement shall automatically be released from the security interest granted to the Lender hereunder, effective on the date of such distribution by the Pledgor. In addition, upon written request of Pledgor, Lender shall release its security interest in the Collateral to the extent that, after giving effect to such release, the Loan to Value Ratio does not exceed 30%.

SECTION 9. SUBSTITUTION OF COLLATERAL.

         Pledgor may substitute cash or cash equivalents as Collateral in substitution for shares of the common stock of Sanderson Farms, Inc. as provided in the Credit Agreement, provided that the Loan to Value Ratio does not exceed 70% after giving effect to such substitution.

SECTION 10. MISCELLANEOUS.

         (a) Waivers. No failure to exercise and no delay in exercising on the part of Lender, any right, power or remedy under this Agreement or the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The failure of the Lender to insist upon the strict observance or enforcement of any provision of this Agreement or the Credit Agreement shall not be construed as a waiver or relinquishment of such provision. Any waiver of any right, power, remedy, term or condition contained herein shall only be effective if it is in writing and signed by Lender.

         (b) Survival of Agreements, etc. All representations, warranties, covenants and agreements made by Pledgor in this Agreement or in any instrument, document or certificate furnished hereunder or in connection herewith shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender, and shall survive the delivery of this Agreement, the Collateral and the incurrence of any obligations.

         (c) Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth on the signature page to this Agreement, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt.

         (d) Amendments. This Agreement may only be amended by a writing executed by Pledgor and Lender.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi.

         (f) Waiver of Jury Trial. PLEDGOR AND THE LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS
(a) UNDER THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE CREDIT AGREEMENT OR
(b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR THE CREDIT AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         (g) Further Assurances. Pledgor agrees to cooperate with Lender and to execute and deliver, or cause to be executed and delivered, all such other papers and to take all such other actions as Lender may reasonably request from time to time in order to carry out the provisions and purposes of this Agreement. Without limiting the foregoing, Pledgor agrees that all securities constituting Collateral shall at all times be in such form that Lender may sell, transfer, or otherwise dispose of same without any signature, action, or assistance from Pledgor; and Pledgor agrees to deliver to Lender the Collateral (whether pledged at inception by substitution or by addition) endorsed in blank and with executed stock powers or bond powers, as appropriate. Lender agrees not to sell or transfer any securities constituting Collateral in violation of applicable securities laws.

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
         (h) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Pledgor, the Lenders and their respective successors and assigns.

         (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which when taken together shall be deemed to constitute one and the same agreement.

         (j) Section Headings. The headings set forth in this Agreement are for convenience of reference only and shall not be deemed to define or limit the provisions hereof or to affect in any way their construction and application.

         IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement on the date first above written.

                                           /s/Robert Buck Sanderson
                                           ROBERT BUCK SANDERSON, CO-EXECUTOR

                                           /s/Hugh Virden Sanderson
                                           HUGH VIRDEN SANDERSON, CO-EXECUTOR
                                           AS CO-EXECUTORS OF THE ESTATE OF
                                           DEWEY R. SANDERSON, JR. DECEASED
                                           AND NOT IN THEIR INDIVIDUAL
                                           CAPACITIES

Accepted and Agreed to as of the date first written above.

                                           UNION PLANTERS BANK,
                                           NATIONAL ASSOCIATION

                              BY: /s/John C. Howell

                              ITS: Regional Senior Lender

                                   SCHEDULE A

       ISSUER                 CLASS        NUMBER OF SHARES    CERTIFICATE NUMBERS
 Sanderson Farms, Inc.        Common         1,003,364               8458
 Sanderson Farms, Inc.        Common          100,000                1238
 Sanderson Farms, Inc.        Common          100,000                1239
 Sanderson Farms, Inc.        Common          100,000                1240
 Sanderson Farms, Inc.        Common          100,000                1241
 Sanderson Farms, Inc.        Common          100,000                1242
 Sanderson Farms, Inc.        Common          100,000                1243
 Sanderson Farms, Inc.        Common          100,000                1244

                                   SCHEDULE B

                                PLEDGE AMENDMENT

         This Pledge Amendment, dated ____________, 20__ is delivered pursuant to Section 1 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated as of September __, 2000, by the undersigned, as Pledgor, to UNION PLANTERS BANK, NATIONAL ASSOCIATION, acting as Lender thereunder, and that the Collateral listed on this Pledge Amendment shall be and become a part of the Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.

Dated:  ______________, 20___


                                     ----------------------------------
                                     ROBERT BUCK SANDERSON,
                                      CO-EXECUTOR

                                     -----------------------------------
                                     HUGH VIRDEN SANDERSON,
                                      CO-EXECUTOR

                                     AS CO-EXECUTORS OF THE ESTATE OF
                                     DEWEY R. SANDERSON, JR. DECEASED,
                                     NOT IN THEIR INDIVIDUAL CAPACITIES


                            DESCRIPTION OF COLLATERAL

 Issuer              Class          Number of Shares        Certificate Numbers
 ------              -----          ----------------        -------------------


                                 ACKNOWLEDGEMENT

         The undersigned, UNION PLANTERS BANK, NATIONAL ASSOCIATION acting as Lender hereunder, hereby acknowledges receipt of the foregoing Pledge Agreement and further acknowledges the security interest granted in the securities held in Custody Account #________________.

Dated as of __________, 2000.

                                       UNION PLANTERS BANK,
                                        NATIONAL ASSOCIATION


                                        -------------------------------------

                                       By: __________________________________
                                          Its   _____________________________